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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2003
(Date of earliest event reported}

SKYWEST, INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-14719 (Commission File No.)	87-0292166 (IRS Employer Identification No.)
444 South River Road St. George, Utah 84790 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (801) 634-3000

Item 7. Financial Statements and Exhibits

(c)
Exhibits

99.1
Press Release Issued by SkyWest, Inc., dated October 29, 2003, entitled "SkyWest Announces Third Quarter 2003 Earnings," together with related unaudited financial and operating highlights.

Item 12. Results of Operations and Financial Condition.

        On October 29, 2003, SkyWest, Inc. ("SkyWest") issued a press release announcing its financial results for the third quarter of 2003. The full text of SkyWest's press release, together with related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

        The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 12 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

        Statements in this press release which are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass SkyWest's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this press release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: developments associated with the bankruptcy proceedings involving United Airlines, Inc.; potential consolidation of existing regional carriers; ongoing negotiations between SkyWest and its major partners regarding their code-sharing arrangements; variations in market and economic conditions; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from SkyWest's current expectations are contained in SkyWest's filings with the Securities and Exchange Commission, including SkyWest's Annual Report on Form 10-K.

SIGNATURES

        Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SKYWEST, INC.
	By:	/s/ BRADFORD R. RICH Bradford R. Rich, Executive Vice President, Chief Financial Officer and Treasurer
October 29, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release Issued by SkyWest, Inc., dated October 29, 2003, entitled "SkyWest Announces Third Quarter 2003 Earnings," together with related unaudited financial and operational highlights.

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  Item 7. Financial Statements and Exhibits
  Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX